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National Instruments Reports Preliminary Revenue Estimate of $277 Million For Q4 2011, a New Quarterly Record
Company Expects to Report an Annual Revenue Record of Approximately $1.02 Billion

AUSTIN, Texas – Jan. 3, 2012 – National Instruments (Nasdaq: NATI) today announced that its preliminary estimate for fourth-quarter revenue is a new quarterly record of $277 million, an 11 percent year-over-year increase compared to Q4 2010 and $3 million, or 1 percent, below the low-end of the guidance that the company provided on Oct. 26, 2011.  Non-GAAP revenue for Q4 is expected to be approximately $279 million.

Sequentially, the company saw the greatest reduction in year-over-year revenue growth in Europe, where revenue growth in US dollars dropped from 25 percent year-over-year in Q3 to 3 percent in Q4.  In Asia and in the Americas, year-over-year organic revenue growth in Q4 was approximately 10 percent.   Including acquisitions, year-over-year revenue growth in the Americas was approximately 20 percent.

“While it is clear that the industrial economy, especially in Europe, experienced a slowdown in Q4, we believe the diversity of our business and the solid execution of our sales force allowed us to continue to gain market share,” said James Truchard, NI president, co-founder and CEO. “Going forward, we will be very disciplined in managing our expenses, while ensuring we continue to serve the growing industries that are fundamental to the needs of society such as energy, medical, communications and academic.”

NI graphical system design products, which represent approximately 95 percent of the company's product portfolio, had approximately 14 percent year-over-year revenue growth in Q4 2011. Sales of NI instrument control products, which represented approximately 5 percent of NI revenue in the quarter, were down approximately 15 percent year-over-year in Q4 2011.

NI currently expects that GAAP fully diluted earnings per share (EPS) will be in the range of $0.19 to $0.20 per share for Q4 with non-GAAP fully diluted EPS to be in the range of $0.26 to $0.27 per share.

For Q4 2011, the company now expects total non-GAAP operating expenses to be approximately $172 million, plus or minus $2 million.  This equates to an increase of approximately 20 percent year-over-year growth, down from the 30 percent year-over-year increase the company saw in Q3 2011.  Due to the lower than expected profit, the company currently expects its non-GAAP effective tax rate to be approximately 26 percent in Q4.

National Instruments Reports Preliminary Revenue Estimate of $277 M for Q4 2011
January 3, 2012

With $336 million in cash and cash equivalents at the end of September the company’s balance sheet remains very strong.

 “In light of the uncertain outlook for the industrial economy, especially in Europe, we plan to leverage the strategic R&D and field sales investments we have already made, while managing expenses carefully as we start out 2012,” said Alex Davern, NI COO and CFO. “As a result, we currently expect that the rate of growth in our operating expenses in 2012 will be significantly lower than in 2011.”

The company will provide final results and detailed guidance for Q1 2012 in its Q4 2011 conference call on Jan. 31, 2012, at 4:00 p.m. CST.

Preliminary Non-GAAP Results
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results that exclude certain charges. In this news release, the company has presented its preliminary results for Q4 2011, on a GAAP and non-GAAP basis. When presenting non-GAAP results, the company includes a reconciliation of the non-GAAP data to the data under GAAP.

The economic substance behind management’s decision to use such non-GAAP measures relates to these charges being non-cash in nature and being a useful measure of the potential future performance of the company’s business. In line with common industry practice and to help enable comparability with other technology companies, the company’s non-GAAP presentation excludes the impact of both stock-based compensation, the amortization of acquisition-related intangibles, and acquisition accounting for deferred revenue. Other companies may calculate non-GAAP results differently than NI, limiting the calculation’s usefulness as a comparative measure. In addition, such non-GAAP measures may exclude financial information that some may consider important in evaluating the company’s performance. Management compensates for the foregoing limitations of non-GAAP measures by presenting certain information on both a GAAP and non-GAAP basis and providing reconciliations of these certain GAAP and non-GAAP measures.

Conference Call Information
Interested parties can listen to the conference call today, Jan. 3, beginning at 4:00 p.m. CST, at ni.com/call. To participate, please dial (719) 325-2383, confirmation code #4071254 ten minutes prior to

National Instruments Reports Preliminary Revenue Estimate of $277 M for Q4 2011
January 3, 2012

the call start time. Replay information is available by calling (719) 457-0820, confirmation code #4071254, from Jan. 3 at 7:00 p.m. CST through Jan. 10 at midnight CST.

To participate in the Q4 2011 conference call on January 31, please dial (719) 325-2236 and enter confirmation code #9641643 ten minutes prior to the call start time. You may also listen to the conference call live on the web by visiting ni.com/call. Additionally, a replay will be available shortly after the call ends through February 6 at 7:00 p.m. CST by calling (888) 203-1112, confirmation code #9641643 or by visiting the company's website at ni.com/call.

Forward-Looking Statements
This release contains “forward-looking statements,” including statements related to NI’s preliminary results for Q4 2011 and 2011, including, as applicable, GAAP and non-GAAP revenue, revenue by region, non-GAAP operating expenses, GAAP and non-GAAP diluted EPS, non-GAAP effective tax rate, continuing to gain market share, being disciplined in managing expenses, ensuring we continue to serve growing industries, leveraging strategic R&D and field sales investments, managing expenses carefully and the rate of growth of our operating expenses in 2012 compared to 2011. These statements are subject to a number of risks and uncertainties, including the risk of further adverse changes or fluctuations in the global economy, delays in the release of new products, fluctuations in customer demand for NI products, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to documents it files with the SEC for other risks associated with the company’s future performance.  In addition, the Company’s Q4 2011 and 2011 results are preliminary and are subject to change as the Company completes its closing procedures for the quarter.

About National Instruments
Since 1976, National Instruments (www.ni.com) has equipped engineers and scientists with tools that accelerate productivity, innovation and discovery. NI’s graphical system design approach to engineering provides an integrated software and hardware platform that speeds the development of any system needing measurement and control. The company’s long-term vision and focus on improving society through its technology supports the success of its customers, employees, suppliers and shareholders. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.
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National Instruments
Reconciliation of GAAP to Non-GAAP Revenue
(unaudited)

	Three months ended
	December 31, 2011
	(Millions)

	Q4 Preliminary
Preliminary GAAP revenue		$277
Adjustment to reconcile revenue to non-GAAP
revenue:
Impact of acquisition deferred revenue write down		2
Preliminary non-GAAP revenue		$279

National Instruments
Reconciliation of GAAP to Non-GAAP Operating Expense
(unaudited)

	Three months ended
	December 31, 2011
	(Millions)

	Q4 Preliminary
Preliminary GAAP operating expense		$179
Adjustment to reconcile operating expense to non-GAAP
operating expense:
Impact of stock-based compensation		(6)
Impact of amortization of acquisition intangibles		(1)
Preliminary non-GAAP operating expense		$172

National Instruments
Reconciliation of GAAP to Non-GAAP EPS
(unaudited)

	Three months ended
	December 31, 2011

	Low	High
Preliminary GAAP fully diluted EPS	$0.19	$0.20
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of acquisition deferred revenue write-off, net of tax effect	0.01	0.01
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02
Preliminary non-GAAP diluted EPS	$0.26	$0.27